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                                                               Exhibit (d)(3)(a)


                                    AMENDMENT

                                     TO THE

                             SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement entered into by and between Ohio National Investments, Inc. (the "Adviser") and Janus Capital Management LLC (the "Sub-Adviser") as of April 3, 2002 for investment advisory services with respect to the Aggressive Growth Portfolio of Ohio National Fund, Inc. is hereby amended, effective July 1, 2003, by amendment Section 7 thereof to read as follows:

SECTION 7. Proxies

     The Adviser shall vote proxies for securities held by the Fund in accordance with the Adviser's policies for proxy voting. The Adviser agrees that it shall provide the Sub-Adviser a copy of the Adviser's policies.

In Witness Whereof, this Amendment has been executed by the parties hereto effective as of the first day of July, 2003.


OHIO NATIONAL INVESTMENTS, INC.                  JANUS CAPITAL MANAGEMENT LLC


By:  /s/ Christopher A. Carlson                  By:  /s/Bonnie M. Howe
     -------------------------------------            --------------------------
     Christopher A. Carlson, President                Bonnie M. Howe



Accepted and Agreed:

OHIO NATIONAL FUND, INC.

By:  /s/John J. Palmer
     -------------------------------------
     John J. Palmer, President



Amd Sub Advisory - Signature ONII-Janus